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                                  EXHIBIT 21


                      AMERICAN BUSINESS INFORMATION, INC.
                    SUBSIDIARIES AND STATE OF INCORPORATION


American Business Communications, Inc.........................Delaware
BMI Medical Information, Inc..................................Delaware
County Data Corp..............................................Vermont
American Business Information Marketing, Inc..................Delaware
CD-ROM Technologies...........................................Delaware
Contacts Influential, Inc.....................................Delaware